Exhibit 10.2
JAG Media Holdings, Inc.
6865 S.W. 18th Street, Suite B13
Boca Raton, FL 33433
September 10, 2007
YA Global Investments, L.P.
101 Hudson Street
Suite 3700
Jersey City, NJ 07302
-and-
Cryptometrics, Inc.
73 Main Street
Tuckahoe, NY 10707
Re:	Agreement dated as of January 24, 2007 Among JAG Media Holdings, Inc. (“JAG Media”), YA Global Investments, L.P. (formerly, Cornell Capital Partners, L.P.) (“YA Global”), Cryptometrics, Inc., Robert Barra and Michael Vitale, as amended (“Cornell Agreement”) / Convertible Debentures Nos. CCP-1 and CCP-2 in the original principal amounts of $1,900,000 and $1,250,000 respectively, each dated May 24, 2006 and Convertible Debenture No. CCP-3 in the original principal amount of $1,000,000, dated May 30, 2006 with JAG Media, as Obligor and YA Global, as Holder thereunder (collectively, the “Original Debentures”)
Gentlemen:
This will confirm our understanding that the Cornell Agreement is amended as follows:
1.	The automatic termination date of August 16, 2007, set forth in the last sentence of paragraph 1 of the Cornell Agreement, is hereby changed to November 7, 2007.
2.	Upon the Effective Date, the “Conversion Shares Reservation” as set forth in paragraph 7 (G) of the Cornell Agreement is hereby reduced from 20 million shares to 10 million shares (which amount shall not include any shares issued prior to the Effective Date). References to the “Conversion Shares Reservation” in Section 8 of the Cornell Agreement shall hereinafter refer to 10 million shares.

3.	The first sentence of paragraph 11 of the Cornell Agreement shall be amended to read as follows:

11. Nothing contained herein shall limit YA Global’s ability to convert the Debentures in accordance with their terms; provided, however, that in no event shall YA Global, prior to the Effective Date or the termination of this Agreement, which ever occurs first, convert any portion of the Debentures resulting in an issuance of more than 4,000,000 shares of Common Stock or exercise any of the Warrants (in whole or in part).
4.	Subject to the terms and conditions of the Merger Agreement, JAG Media and Cryptometrics acknowledge that it is their present intention to consummate the Merger and, if so, agree that upon the S-4 registration statement originally filed on March 12, 2007 being declared effective by the SEC they will take all steps in their control required to consummate the Merger within 30 days of such effective date and further acknowledge and agree that YA Global is relying on this statement as a material inducement to agreeing to the extension of the automatic termination date as set forth herein.

5.	Paragraph 7. E. of the Cornell Agreement (as amended by the May 18, 2007 amendment) is deleted in its entirety and is replaced by a new paragraph 7. E., which shall read as follows:

E. A new defined term entitled “Exercise Restriction Date” shall be added to Section 1 (b) of the Warrants, each of which shall read as follows:

Warrant No. CCP-2
(xv) “Exercise Restriction Date” means December 31, 2007, the first date upon which this Warrant may be exercised.
Warrant No CCP-3
(xv) “Exercise Restriction Date” means March 31, 2008, the first date upon which this Warrant may be exercised.
Warrant No. CCP-4
(xv) “Exercise Restriction Date” means June 30, 2008, the first date upon which this Warrant may be exercised.
Warrant No. CCP-5
(xv) “Exercise Restriction Date” means September 30, 2008, the first date upon which this Warrant may be exercised.
Except as otherwise expressly set forth in this agreement, the Cornell Agreement and the Transaction Documents shall remain unchanged and in full force and effect.
If the foregoing accurately reflects your understanding of our agreement regarding the above matter, please indicate your agreement and acceptance by signing in the appropriate space below and returning a fully executed and dated copy of this agreement to the undersigned.

YA Global Investments, L.P.
September 10, 2007
Page -2-
Sincerely yours,
JAG Media Holdings, Inc.
By:	/s/ Thomas J. Mazzarisi Name: Thomas J. Mazzarisi Title: Chairman & CEO Date: September 12, 2007

AGREED AND ACCEPTED: YA Global Investments, L.P. (formerly, Cornell Capital Partners, L.P.)	The undersigned parties are signing this agreement only with respect to the obligations in Paragraph 5 of the Cornell Agreement

By: Yorkville Advisors, LLC Its: Investment Manager	/s/ Robert Barra Robert Barra Date: September 12, 2007

By: /s/ Mark Angelo Mark Angelo, Portfolio Manager Date: September 10, 2007	/s/ Michael Vitale Michael Vitale Date: September 12, 2007
Cryptometrics, Inc.
By:	/s/ Robert Bara Name: Robert Barra Title: Co-CEO Date: September 12, 2007